UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

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☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

ENDOLOGIX, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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(2)	Form, Schedule or Registration Statement No.:

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EXPLANATORY NOTE

Filed Documents

This filing consists of the following documents relating to the proposed acquisition of Nellix, Inc. by Endologix, Inc.:

Exhibit A: PowerPoint slides used at Conference Call held on October 27, 2010.

Exhibit B: Materials posted to Endologix, Inc.’s Website.

Additional Information About the Proposed Transaction and Where to Find It

This presentation may be deemed soliciting material relating to the proposed transaction between Endologix, Inc. and Nellix, Inc. In connection with the proposed transaction, Endologix, Inc. will file a proxy statement and other relevant documents with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND THESE OTHER DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ENDOLOGIX, INC. AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed by Endologix, Inc. with the Securities and Exchange Commission at the Securities and Exchange Commission’s Web site at www.sec.gov.

The proxy statement and other relevant documents are also available for free on Endologix, Inc.’s website at www.endologix.com under “Investor Relations/Financial Information/SEC Filings” or by directing such request to Investor Relations, Endologix, Inc., (949) 595-7283.

Endologix, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Endologix, Inc. in connection with the proposed transaction. Information concerning the interests of Endologix, Inc.’s participants in the solicitation is set forth in Endologix, Inc.’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the proposed transaction when it becomes available.

EXHIBIT A

ENDOLOGIX

Innovation Taking Shape

Third Quarter 2010 Results and

Nellix Acquisition

October 27, 2010

1

ENDOLOGIX

Safe Harbor

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, statements relating to the potential benefits of Endologix, Inc.’s proposed acquisition of Nellix, Inc., including expected operating synergies, the strength of Nellix, Inc.’s technology and the potential for long-term growth and expanded market share. Endologix, Inc. intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. These statements are based on the current estimates and assumptions of Endologix, Inc.’s management as of the date of this presentation and are subject to risks, uncertainties, changes in circumstances and other factors that may cause actual results to differ materially from the forward-looking statements made in this presentation. Important factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, risks relating to the ability to consummate the proposed acquisition, the ability to successfully integrate the Nellix technology with its current and future product offerings, the scope of potential use of the Nellix technology, the ability to obtain and maintain required U.S. Food and Drug Administration and other regulatory approvals of the Nellix technology, the scope and validity of intellectual property rights applicable to the Nellix technology, the ability to build a direct sales and marketing organization in Europe, competition from other companies, the ability to successfully market and sell its products, plans for developing new products and entering new markets and additional factors that may affect future results which are detailed in Endologix, Inc.’s Annual Report on Form 10-K filed with the SEC on March 3, 2010, and in Endologix, Inc.’s other periodic reports filed with the SEC. Endologix, Inc. undertakes no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

2

ENDOLOGIX

3Q 2010 Results

Revenue of $17.9 million, up 30% y/y

Domestic revenue $15.3 million

International revenue $2.6 million

Gross margin of 79%

Net loss of $466,000 or $0.01 per share

Includes $1.4 million of legal and business development

Cash flow positive

Cash and cash equivalents of $22.9 million

Guidance update:

2010 Revenue $66 - $67 million (26% - 28% growth)

3

ENDOLOGIX

Driving for Market Leadership

Innovation leader in AAA with strong momentum towards aortic market leadership

Continuing to invest for growth in a highly competitive market

Larger, strengthened sales force

R&D programs focused on expanding addressable market

Demonstrated ability to execute and gain market share

4

ENDOLOGIX

Nellix Acquisition Highlights

Provides ELGX with next generation EVAR technology platform

Potential to reduce secondary interventions, long-term surveillance, radiation exposure and healthcare costs

Simple and intuitive procedure steps

Treats more anatomies than other AAA devices

Expands AAA market

Broadest expected indication of all EVAR devices

European sales force

Expected to accelerate revenue growth and increase gross margins

Essex Woodlands investment

5

ENDOLOGIX

Current EVAR Limitations

- **Secondary interventions are required in 18 – 20% of EVAR patients**
  - Requires lifetime surveillance
  - Higher mortality
- **~60% of secondary interventions are caused by endoleaks[1]**

Nellix device is the only EVAR technology that seals the AAA sac and has the potential to eliminate endoleaks

6

[1]Mehta M, Sternbach Y, Taggert JB, et al. Long-term outcomes of secondary procedures after endovascular aneurysm repair. J Vasc Surg 2010 (in press). Data reported as % of post-EVAR secondary interventions.

ENDOLOGIX

Technology Overview

Highly Differentiated Aneurysm Filling/Sealing Platform

Endobags are filled with a biostable polymer

Integrated Endoframes pave blood flow lumens to the legs

Next Gen Anatomic Fixation

Conforms, seals and stabilizes all AAA anatomies

No need for barbs, hooks or continuous radial expansion from oversized self expanding stents

7

ENDOLOGIX

Nellix Implant Procedure

Unexpanded Endoframes

Expanding Endoframes

Polymer Filled Endobag

Completion Angiogram

8

ENDOLOGIX

100% Aneurysm Exclusion

ENDOLOGIX

Exceptional Clinical Results

34 Patients (follow –up to 2 years)

Over 50% of implants are outside the indications for other EVAR devices

Minimal endoleaks and secondary interventions with 1st generation device

100% freedom from AAA-related mortality

No aneurysm ruptures

No stent graft migration

Strong physician feedback

ENDOLOGIX

Nellix Physician Feedback

Product / Technology

Has the capability to treat a wide range of anatomies

Short / no neck AAAs

Large diameter necks

Aneurismal iliac

Hypogastric preservation

Procedure

Simple, intuitive steps

Predictable procedure times and outcomes for both simple and complex anatomies

Limited training required

Highly Adoptable

Market Expansion

Expected Impact

Reduce endoleaks and secondary interventions

Potential to reduce long-term surveillance, radiation exposure and healthcare costs

More physicians capable of handling complex cases

Improved Outcomes + Widespread Adoption

ENDOLOGIX

AAA Competitive Landscape

Company

Device

Profile

Neck Length

Neck Diameter

ELGX

AFX

19F

15mm

32mm

MDT

Endurant

18F—20F

10mm

32mm

Cook

Zenith LP

16F—18F

15mm 32mm

Gore

Repositionable

18F—20F

15mm 29mm

Trivascular

Ovation

14F—15F

7mm 32mm

Nellix

Nellix*

18F—19F

5mm 34mm

JNJ

Incraft 1

4F

15mm

32mm

Terumo

Anaconda

21F—23F

15mm

32mm

Nellix can treat more AAA anatomies than other EVAR devices and is the only device that completely seals the aneurysm sac

*Expected profile and neck capabilities in IDE device

ENDOLOGIX

EU 2010 EVAR Market

¡ \Large growing market with good historical adoption of new vascular technology (perc valves, etc)

¡ Nellix + ELGX new product portfolio depth provides ideal timing to establish direct channel

$4.6M

$140M

EU EVAR Market

ELGX Sales

ENDOLOGIX

ELGX Planned New Product Pipeline

IntuiTrak New Sizes Europe

AFX U.S.

Nellix Europe

PEVAR U.S.

Ventana Europe

Xpand Europe

AFX2 U.S.

Aortic Stent Europe

Ventana U.S.

Nellix U.S.

2011

2012

2013

2014

2015

IntuiTrak New Sizes International

IntuiTrak

Japan

Nellix International

Ventana International

Xpand International

Aortic Stent International

Xpand U.S.

17 new product launches planned over the next 4-5 years

ENDOLOGIX

ELGX Market Opportunities

Infrarenal

Juxtarenal

Thoracic

2015

$400M

$300M

$1B

Aortic Stent

Ventana

$1.7B

AFX

TAA Stent Graft

Xpand

PEVAR

Nellix

ENDOLOGIX

Acquisition Agreement

All stock transaction

At closing Essex Woodlands will invest $15M

– 2 ELGX board seats

Estimated 11% dilution at initial deal closing

Deal Structure

Upfront Stock at Closing $15M 30%

Milestones

$10M OUS sales (TTM) $20M* 40%

PMA Approval $15M 30%

Total $50M 100%

* Ranges from $24M to $10M based on time to achieve

70% of consideration based upon commercial and regulatory success

ENDOLOGIX

Essex Med Tech Portfolio

Early Stage PIPE Late Stage

ENDOLOGIX

Transaction Milestones

Anticipated Timing:

2011 2012 2013 2014 2015

Technology transfer to ELGX

Build EU direct sales organization

Nellix International launch

U.S. IDE clinical trial

PMA approval

US launch

EU Launch

Enrollment

ENDOLOGIX

Anticipated ROI

Incremental revenue starting in 2011 with

estimated 2016 Nellix revenue of ~$100M

–At 3.5X sales = $350M potential increase in 2016

market cap

Direct EU sales force to capture market share

and leverage full ELGX product line over time

Improved OUS margins

Back-end loaded structure mitigates

technology and regulatory risks

ENDOLOGIX

Financial Guidance

2011 revenues of $78M - $82M

2011 loss of $0.25 - $0.30 per share

Nellix R&D: ~$13.0M or ($0.23)

EU Sales Force: ~$5.7M or ($0.10)

Deal Amortization & Integration: ~$2.2M or ($0.04)

Expect core business profitability in 2011

Expect total company profitability by Q4 2012

Operating margins of 25% - 30% by 2015

Forecasted Sales CAGR of 25%+ (2011-2015)

Note: Assumes Nellix Acquisition closes in 2010.

ENDOLOGIX

Post Acquisition Balance Sheet

ASSETS

Cash $40M

Total Current Assets $60M

Net Fixed Assets $3M

Goodwill & Intangibles $47M

TOTAL ASSETS $110M

LIABILITIES & EQUITY

Total Current Liabilities $12M

Long Term Liabilities $1M

Total Liabilities $13M

Total Equity $97M

TOTAL LIABILITIES & EQUITY $110M

Strong cash position to execute growth strategy

ENDOLOGIX

Nellix Acquisition Summary

Strategic Drivers

Compelling Factors

Most promising & disruptive new EVAR technology

Addresses the limitations of current devices

Market expanding

Excellent growth opportunity for ELGX

Nellix strengthens & complements ELGX pipeline

Simple, intuitive procedure

Physician pull anticipated

Robust new product pipeline provides compelling opportunity to establish an EU direct sales

Proven management capability to integrate and execute

Well structured stock deal with success based milestones

ELGX and Nellix management are well positioned to capitalize on the Nellix technology

Combination of ELGX and Nellix creates a company with market leadership potential

ENDOLOGIX

EXHIBIT B

Endoluminal Aortic Aneurysm Repair Using Sac Anchoring Endoprosthesis

Single Center Experience in Latvia

Dainis Krievins, MD and J. Savlovskis, K. Kisis, M. Gedins, C. Donayre, C. Zarins

Pauls Stradins University Hospital Riga, Latvia

International Congress

Phoenix, Arizona

March 2010

Unresolved problems with EVAR

Many patients have unsuitable aortic neck and iliac anatomy

and thus are not candidates for EVAR

Persistent and new onset endoleaks

Aneurysm enlargement, secondary procedures

Long-term positional instability

Migration, secondary procedures, risk of rupture

The Nellix Endoprosthesis

A new sac-anchoring device

Not dependent on proximal and distal fixation mechanisms

Obliterates aneurysm sac, eliminating endoleaks

Sac Anchoring Endoprostheses

Endobag

Stainless Steel Endoframes

Polymer Filled Endobags

Device implantation

Unexpanded endoframes

Expanded endoframes (flow channel)

Polymer filled endobag

Completion angiogram

Purpose

To review our initial experience using the Nellix sac anchoring endoprosthesis in patients with favorable

unfavorable anatomy

All patients signed informed consent and were enrolled in an IRB-approved prospective clinical trial

Follow-up included CT scans at 30, 180 and 360 days

Case example

favorable anatomy, small aneurysm

pre

post

1 month CT scan

Case example

favorable anatomy, large aneurysm

1 mo

6 mo

1 year

Case example

unfavorable anatomy, short, angulated neck

6 month CT scan

Case example

bilateral common iliac artery aneurysm

Pre

Post

Case example

unfavorable anatomy, funnel neck, iliac aneurysm

3.5 cm CIA.

Nellix iliac extender Internal iliac flow preserved

Case example

short angulated neck & dilated common iliac arteries

Iliac aneurysm

Nellix iliac extender

Internal iliac patent

Patient population

16 patients treated from 2008-2009

Age 68±9 years (range 53-83 years)

Comorbidities:

- CAD 7 (44%)

- Hypertension 9 (56%)

- DM 2 (13%)

- Smoking 3 (19%)

- COPD 3 (19%)

Aneurysm Morphology

Aortic aneurysm

AAA diameter: 6.0±0.7 cm (4.3-7.2 cm)

Lumen diameter 43±7 mm (33-55 mm)

Neck morphology

Diameter 23±3 mm (17-31 mm)

Length 19±12 mm (5-35 mm)

Angle 37±18 degrees (9—72 degrees)

Unfavorable anatomy

9 patients (56%)

Adverse morphology – does not meet IFU criteria of current FDA approved endografts

Neck length <9 mm 7 patients (44%)

Neck angulation >60 degrees 3 patients (19%)

CIA extending to hypogastric artery 3 patients (19%)

Procedural Results

16 patients

Procedural success 16/16 100%

Procedure time 56±22 (33-120 min)

Volume of polymer fill 72±31 (35-130ml)

Iliac extenders 4 (3 patients)

30 day Results

30 day mortality 0%

30 day morbidity 0%

Secondary procedures 0%

Significant adverse events 0%

Follow up evaluation

Follow up time 8±4 months (3-15 mo)

One major adverse clinical event

—Death from MI at 10 months — 6 months CT OK

Overall mortality 1/16 6.3%

AAA related mortality 0%

No secondary treatments

No AAA or device related adverse events

Follow up imaging

Follow up CT scans

-	30 day 16/16 100%
-	6 months 9/16 (100% of expected)
-	12 month 2/15 (100% of expected)

One patient had a small amount of contrast visible between the endobag and AAA sac at 30 days which was not present at 60 days and 6 months

Follow-up CT imaging

9 patients at 6 month

AAA diameter – no change

5.93 ± 0.22 (baseline)

5.98	± 0.23 (1month) p=0.22

5.94 ± 0.22 (6 months)

AAA volume – no change

243 ± 29 cm2 (1 month) p=0.24

238 ± 27 cm2 (6 months)

No movement of lumen endoframes

No endoleaks

Summary

56% of patients had anatomy unsuitable for FDA approved endografts

100% procedural success

Complete aneurysm exclusion, no endoleaks

Exclusion of common iliac aneurysms with preservation of internal iliac flow

Favorable early results

Discussion

Sac anchoring endoprostheses have the potential to overcome current EVAR limitations

Adverse neck anatomy / “No neck”

Elimination of persistent or new onset endoleaks

Simple treatment of iliac aneurysms without hypogastric occlusion

Improved long-term device stability

Preliminary results are encouraging

Further studies with longer follow up are needed

Thank You

Pauls Stradins University Hospital

Riga, Latvia

In the Future, You’re Both Wrong Devices That Fill the Aneurysm Will Take Over

VIVA CONTROVERSIES FORUM:

Treatment for Short Neck AAA Anatomy

In the Future, You’re Both Wrong: Devices That Fill the Aneurysm Will Take Over

Andrew Holden, MD

Auckland City Hospital

Auckland, New Zealand

VIVA 10

In the Future, You’re Both Wrong Devices That Fill the Aneurysm Will Take Over

Faculty Disclosure

Andrew Holden, MD

For the 12 months preceding this CME activity, I disclose the following types of financial relationships:

Consulted for:

Research, clinical trial, or drug

Abbott Vascular Laboratories

Cook Medical Systems

Endologix Inc.

Flexible Solutions Ltd

Nellix Inc.

study funds received from:

Endologix Inc.

Flexible Solutions Ltd

Nellix Inc.

Medtronic

I will be discussing products that are investigational or not labeled for use under discussion.

Andrew Holden. MD

VIVA 10

In the Future, You’re Both Wrong Devices That Fill the Aneurysm Will Take Over

Short Neck AAA: The Challenge

Current EVAR devices can only treat ~60% of infra-renal AAA anatomies because they require a length of proximal neck for seal +/- fixation

Andrew Holden. MD

VIVA 10

In the Future, You're Both Wrong: Devices That Fill the Aneurysm Will Take Over

Short Neck AAA: The Challenge

Fenestrated and branch grafts can treat short necked AAAs, avoiding the early morbidity of open repair.

Challenges include:

- **Device availability**
- **Operator experience**
- **Procedural complexity**
- **Branch vessel loss**



Andrew Holden, MD

Martin M et al. Ann Vasc Surg. 2010;24:106-112.
Nordon IM et al. Eur J Vasc Endovasc Surg. 2009;38:35-41.

VIVA 10

In the Future, You’re Both Wrong Devices That Fill the Aneurysm Will Take Over

Short Neck AAA: The Challenge

A device that fills the aneurysm sac rather than relies on graft-wall apposition for sealing has the potential to treat almost all infra-renal AAA anatomies.

Andrew Holden, MD

VIVA 10

In the Future, You’re Both Wrong Devices That Fill the Aneurysm Will Take Over

Nellix Endovascular System

A radically different endovascular system for AAA repair

Major components:

Endoframes: maintain a flow lumen to each leg

Endobags: filled with a polymer that quickly sets to fill the aneurysm sac around the endoframes

Risk of aneurysm rupture is prevented

Andrew Holden, MD

VIVA 10

In the Future, You’re Both Wrong Devices That Fill the Aneurysm Will Take Over

Nellix Endovascular System

Devices introduced

Endoframes deployed

Andrew Holden, MD

VIVA 10

In the Future, You’re Both Wrong Devices That Fill the Aneurysm Will Take Over

Nellix Endovascular System

Endobags pre-filled

Endobag polymer fill

Andrew Holden, MD

VIVA 10

In the Future, You’re Both Wrong Devices That Fill the Aneurysm Will Take Over

Nellix Endovascular System

5mm long neck

Andrew Holden, MD

VIVA 10

In the Future, You’re Both Wrong Devices That Fill the Aneurysm Will Take Over

Nellix Endovascular System

Unful endobags

Position and deploy endoframes

Pre-fill endobags and check DSA

Andrew Holden, MD

VIVA 10

In the Future, You’re Both Wrong Devices That Fill the Aneurysm Will Take Over

Nellix Endovascular System

Fill endobags with polymer and cure

Check angiogram

Post-dilate endoframes

Andrew Holden, MD

VIVA 10

In the Future You’re Both Wrong Devices That Fill the Aneurysm Will Take Over

Nellix Endovascular System

Completion angiogram

30-day CT

30-day CT

Andrew Holden, MD

VIVA 10

In the Future You’re Both Wrong Devices That Fill the Aneurysm Will Take Over

Post-Procedural Imaging

Pre-contrast

Post-contrast

Thrombus, endobags (arrows) and endoframes easily seen

Andrew Holden, MD

VIVA 10

In the Future You’re Both Wrong Devices That Fill the Aneurysm Will Take Over

Nellix Endovascular System

Major advantages of the system:

Because the endobags are sealing the aneurysm, most anatomies (including short necks) can be treated

Because the blood volume in the aneurysm sac is filled by the endobags, endoleaks are highly unlikely

If endoleaks and migration are rare, post-procedural surveillance may be significantly reduced

Andrew Holden, MD

VIVA 10

In the Future You’re Both Wrong Devices That Fill the Aneurysm Will Take Over

Short Neck AAA

Short proximal neck with” posterior bulge”

Andrew Holden, MD

VIVA 10

In the Future You’re Both Wrong Devices That Fill the Aneurysm Will Take Over

Short Neck AAA

Short proximal neck with “posterior bulge”

Unsubtracted

Subtracted

Andrew Holden, MD

VIVA 10

In the Future You’re Both Wrong Devices That Fill the Aneurysm Will Take Over

Short Neck AAA

Short proximal neck with “posterior bulge”

Lateral Projection

X ray @ 30 days

Andrew Holden, MD

VIVA 10

In the Future You’re Both Wrong Devices That Fill the Aneurysm Will Take Over

Short Neck AAA

Short proximal neck with “posterior bulge”

Pre-procedural CT

Post-procedural CT

Andrew Holden, MD

VIVA 10

In the Future You’re Both Wrong Devices That Fill the Aneurysm Will Take Over

First 34 Patients

Riga, Latvia (D Krievins) 16 patients

Auckland, NZ (A Holden, A Hill) 12 patients

Aortic neck length: 22.1 mm (5.0 – 50 mm)

Technical success: 100%

Rupture: 0%

Conversion to open repair: 0%

Secondary interventions: 2.9%

Proximal Type 1 endoleak @ 6/12 months: 0%

Type 2 endoleak @ 6/12 months: 0%

34 subjects @ 1 month, 20 subjects @ 6 months, 10 subjects @ 12 months

Andrew Holden, MD

VIVA 10

In the Future You’re Both Wrong Devices That Fill the Aneurysm Will Take Over

Conclusions

The Nellix endovascular systems is a radically different approach to EVAR

Experience is limited but early results suggests short neck AAA can be successfully treated with this system

Type 2 and other endoleaks have not been seen to date

Andrew Holden, MD

VIVA 10

In the Future You’re Both Wrong Devices That Fill the Aneurysm Will Take Over

Celebrating 8 Years of Unsurpassed Education in Vascular Medicine and Intervention

VIVA 10

Endoluminal Aortic Aneurysm Repair Using a Novel Sac Anchoring Endoprosthesis:

Favorable vs. Adverse Anatomy

Frans Moll, Dainis Krievins, Andrew Holden, Janis Savlovskis, Carlos Calderas, Carlos Donayre, Barry Katzen and Christopher Zarins

The University of Utrecht, Utrecht, The Netherlands

and the Nellix Investigators

European Society for Vascular Surgery

Amsterdam, NL

September 19, 2010

Disclosure

This study was supported by Nellix, Inc., Palo Alto, CA, USA

The device is produced by Nellix, Inc.

One or more investigators have a financial interest in Nellix

Unresolved problems with EVAR

Endoleaks

Aneurysm enlargement and rupture

Migration

Long term positional stability

Unsuitable anatomy

Aortic neck

Iliac arteries

Novel Sac Anchoring Endoprosthesis

Dual balloon expandable endoframes provide flow lumens

Polymer filled endobags obliterate aneurysm sac, provide support and eliminate endoleak space

Fixation is not dependent on proximal neck and iliac arteries

Common iliac aneuryms are treated with preservation of internal iliac

Baseline CT

Post-Op CT

Purpose

Review results of prospective, multi-center, clinical trial

4 clinical sites: Latvia, New Zealand, Venezuela, Colombia

34 patients treated from 2008-2010

Follow up 15 ± 6 months

Compare patients with favorable vs. adverse anatomy

Favorable anatomy = suitable for current endografts

Adverse anatomy = unsuitable for current endografts

Core Laboratory analysis of CT scans:

Baseline, 30 days, 6 months, 1 year, 2 years

Sac anchoring endoprosthesis

Favorable anatomy

Pre

Post

1 month CT scan

Adverse anatomy

neck length 11 mm, funnel neck, common iliac aneurysm

3.5 cm CIA.

Nellix iliac extender Internal iliac flow preserved

Adverse anatomy

neck length 5 mm; neck angle 72 degrees; 28 mm common iliac aneurysm lliac aneurysm Nellix extender Internal iliac patent

Patient population

Age: 71±8 years (range 53-84 years)

Gender: men 91%, women 9%

Comorbidities

CAD 56%

CHF 20%

Hypertension 68%

DM 12%

Smoking 50%

PVD 21%

Aortic aneurysm: 5.8 ± 0.8 cm (4.2-7.6 cm)

Neck diameter 24 ± 3 mm(18-31 mm)

Neck length 21 ± 12 mm(5-50 mm)

Neck angle 37± 15 degrees (9-72 degrees)

Core lab measurements

Adverse anatomy

unsuitable for FDA approved devices

Patients with adverse anatomy 17 50%

6 pts had two or more adverse measures

Patients with favorable anatomy 17 50%

Adverse anatomy measures

Neck length < 10 mm 8 24%

Neck angulation > 60 degrees 3 9%

Iliac aneurysm diameter > 23 mm 13 38%

Procedural Results

34 patients

Procedural success 34/34 100%

Procedure time 70 ± 32 min

Volume of polymer fill 73 ± 33 ml

Blood loss 165 ± 107 ml

30 day mortality 1/34 2.9%

Multisystem organ failure

Non-device related (post-procedure CT and autopsy)

Endoleak 2/34 5.9%

Limited space endoleak on CT scan

Hypogastric flow preserved in 10 of 11 common iliac aneurysms treated

Limited space endoleaks

Contrast in space between endobag and aneurysm wall on post-op CT scan — 2 patients

Spontaneously resolved in 60 days

Endobag does not cover bottom of aneurysm

Endoleak persists; no change in aneurysm size

Resolved with iliac extender at 15 months

30 days 1 year

Follow up evaluation

Follow up time 15 ± 6 months (7-27 mo)

All-cause mortality 2/34 5.9%

1 peri-operative death

1 late death at 10 months due to CHF

Normal CT scan at 6 months

No surgical conversions

No ruptures

One secondary treatment

Endovascular treatment of persistent endoleak at 15 months

No new endoleaks

CT scan evaluation out to 2 years

No change in aneurysm size

Aneurysm diameter (based on the maximum and minimum diameter at the level of maximum sac crossectional area)

(mm)

60.0 40.0 20.0 0.0

Baseline CTA 1. month follow-up 6. month follow-up 1.year follow-up

Mean ± 95% CI.

Follow-up period

Pre-op 1month 6month 12months 24months

No change in device position

Vertebra-to-stent distance E and G (mm)

40.0 35.0 30.0 25.0 20.0 15.0 10.0

right e left g

N=33 N=30 N=19

1.month follow-up 6. month follow-up 1. year follow-up

Follow-up period

Mean ± 95% CI.

SMA to Top Endoframe Distance

1 mo: 16.6 ± 2.7 mm

6 mo: 18.4 ± 2.8 mm

12 mo: 17.4 ± 3.0 mm

Conclusions

Patients with both favorable and adverse anatomy can be successfully treated using this novel sac anchoring endoprosthesis

Complete fill of aneurysm sac eliminates the endoleak space

Common iliac aneurysms can be treated with preservation of internal iliac flow

Discussion

Sac anchoring endoprostheses have the potential to overcome current EVAR limitations

Adverse neck anatomy / “No neck” aneurysms

Common iliac aneurysms with patent hypogastric arteries

New and persisting endoleaks

Migration of endograft

Early results are promising

Longer-term follow up is needed

COVER STORY

Fillable Endovascular

Aneurysm Repair

An early look at a next-generation EVAR technology that may address some current limitations and improve clinical outcomes.

BY CARLOS DONAYRE, MD; GEORGE E. KOPCHOK, BS; AND RODNEY A. WHITE, MD

Approximately 19% of patients develop an endoleak or endotension within the first 18±8.2 months after endovascular repair (EVAR) of an abdominal aortic aneurysm (AAA) using current commercially available stent graft technologies, which depend solely on proximal neck sealing and fixation. 1 The majority of endoleaks are type II in nature, 2 which may be addressed through minimally invasive, catheter-based techniques with associated low complication rates. However, these secondary procedures are costly and involve patient surveillance with annual CT scans. 3 Furthermore, in a small percentage of these EVAR cases, which develop persistent endoleaks or endotension and continued aneurysm sac enlargement, a surgical conversion is required to prevent aneurysm rupture. 2 In addition, currently available commercial EVAR devices fit only 39.3% to 66%4,5 of otherwise eligible patients due to the anatomical restrictions specified in their labeling. Finally, these first-generation stent grafts have a limited durability and life expectancy, which is less than that of surgical grafts.4,6,7

Presently available commercial endografts all share similar design and materials and are primarily based on bifurcated configurations. The first commercial endografts (Ancure, Guidant Corporation, Indianapolis, IN) were composed of a tube graft design with hooks at the proximal end to attach the graft to the native aorta. Reliance on proximal fixation was enhanced by adding expandable wire stents, and bifurcated systems were designed to achieve fixation in the iliac arteries. Later, stents were incorporated along the full length of the graft to create supported stent grafts, and the aortic graft bodies were lengthened to reduce the reliance on the proximal stent for sealing (AneuRx, Medtronic, Minneapolis, MN; and Powerlink, Endologix, Inc., Irvine, CA). In addition, hooks,

“ ... EVAR is currently limited to the treatment of AAAs with specific anatomical characteristics.”

barbs, and stents designed with increased radial force have been implemented to decrease migration, minimize endoleaks, and prevent failures (Zenith, Cook Medical, Bloomington, IN; Excluder, W.L. Gore & Associates, Flagstaff, AZ; and Talent, Medtronic). In order to address the varied aortic and iliac anatomic morphology, manufacturers developed modular stent graft component systems composed of various aortic and iliac components. These multipiece stent graft systems introduced a new failure mode classified as a type III endoleak: modular device separation as the device junctions were subjected to constant pulsation of blood flow through the graft. Furthermore, deployment of device extenders adds time, blood loss, and cost to the overall EVAR procedure.

Based on the above considerations, EVAR is currently limited to the treatment of AAAs with specific anatomical characteristics. Fenestrated and branched endografts have been introduced to shift the proximal sealing zone from the infrarenal to the suprarenal aorta, thus expanding EVAR treatment to juxta-, para-, and suprarenal aneurysms. However, fenestrated endografts require experienced operators, custom devices, and lengthy procedural times.8,9

THE NELLIX FILLABLE EVAR TECHNOLOGY

To expand the applicability of EVAR and address the failure modes observed with current endografts, Nellix

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Endovascular (Palo Alto, CA) has designed a fillable, sac-anchoring, low-profile endovascular device. The Nellix technology encompasses a fully contained, polymer-filled endobag, which conforms perioperatively to the specific shape of the patient's aneurysm while providing anchoring and sealing. The polymer is contained inside an expanded-polytetrafluoroethylene (ePTFE) bag that is lined on the inside by a metallic endoframe that forms the endoskeleton for the new lumen inside the aneurysm. The polymer itself is a proprietary formulation based on polyethylene glycol (PEG), which is biostable. PEG-based material chemistries have been approved for use in devices for vascular closure, cranial, and abdominal applications. Structural integrity of this composite device has been established through long-term in vitro and in vivo studies.

This fillable EVAR system is designed to provide aneurysm exclusion and long-term device stability, offering an exponentially larger sealing surface area compared to conventional stent grafts, as well as to possibly minimize remodeling of the aneurysm sac by eliminating lateral movement. The Nellix technology essentially "freezes" the diseased aortic sac and landing zones by filling the open spaces and gaps around the implant. The premise of this concept is that a reduction or elimination of remodeling may have a positive impact on long-term durability and reduction of endoleaks. Long-term remodeling of the aorta will be followed over time in a well-controlled clinical trial. In addition, this unique design may also eliminate migration of the endograft due to complete filling of the aneurysm sac.


Pre: Treatment
Post: 3 Month

Figure 1. Angiographic and CT images of an ovine patch aneurysm treated with the Nellix fillable EVAR device pre- and postimplantation.



(Illustration by Ellyn Duesing.)

Figure 2. Fillable EVAR device preserving hypogastric flow.

POTENTIAL BENEFITS

Ability to Treat More Patients

The Nellix Fillable Sac Anchoring Prosthesis is designed to treat all infrarenal AAAs and aortoiliac aneurysms, including an expanded patient population with adverse neck anatomies (infrarenal neck lengths <1 cm and neck angulations >60°).

Durability

The Nellix device fills the aneurysm with a polymer using a dual endobag containment system. By filling the entire aneurysmal sac, the endobags are designed to provide complete sealing of the aneurysm at all tissue surfaces, while providing structural integrity that would pre-

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vent long-term endoleaks caused by aneurysm remodeling and separation of modular components.

Minimizing Migration and Lateral Movement

Successful EVAR treatment by current stent graft devices is typically marked by AAA sac shrinkage. Aortic aneurysm shrinkage has been shown to increase the biomechanical forces on the proximal attachment zone over time.[10] This aneurysmal remodeling process may dislodge the graft from the proximal infrarenal aortic neck, resulting in a type I endoleak or component separation resulting in a type III endoleak. Lateral movement of the endograft within an aneurysm sac may also be a predictor for stent graft instability and adverse events.[10] In addition to potentially providing sealing in a no-neck, highly angulated aneurysm, the Nellix system is intended to completely fill the aneurysm, thereby minimizing any lateral movement or migration of the implanted device.

PRECLINICAL STUDIES

The Nellix AAA endovascular system has been deployed in animal models to evaluate aneurysm exclusions. Dacron patch aneurysms were created surgically in an ovine model and subsequently treated using the Nellix AAA system. Study results showed safety of the Nellix device in terms of acute delivery, deployment, and aneurysm exclusion. Chronic studies, based on CT follow-up, also showed that effective long-term exclusion of AAAs with the Nellix prosthesis is feasible. Angiographic and CT images before treatment and at 3-month follow-up show patent lumens and aneurysm exclusion as evidenced by the absence of blood flow to the lumbar arteries (Figure 1). Histological examination demonstrated that implantation of the Nellix AAA endoprosthesis is associated with minimal trauma and low inflammation.

The in vivo (Dacron) patch-aneurysm studies also provided early clinical insights regarding the Nellix AAA device. Ovine models developed some mural thrombus inside patch aneurysms prior to treatment that could be identified by CT scans, similar to human AAAs. After the aneurysm was excluded, thrombus was trapped inside the Dacron patch; no sac regression was seen. Remodeling in humans, in terms of thrombus and sac regression, however, is expected to be different and will be studied in a clinical trial through periodic CT scans at follow-up. Another significant finding from the animal studies has been the total elimination of type II endoleaks, both acute and chronic, due to polymer filling and occlusion of side branch vessels (lumbars) feeding the aneurysm. Such reduction or elimination of endoleaks may reduce the need for chronic surveillance of patients treated by the Nellix fillable EVAR technology.

CONCLUSION

As we look to the future, we can conceive of a low-profile, fillable, sac-anchoring AAA device that can address anatomical restrictions and long-term durability limitations of current EVAR endografts. By filling the aneurysm space, this platform may also reduce the occurrence of acute and chronic endoleaks. Furthermore, the fillable EVAR platform might be able to be extended to treat thoracic aneurysms and concomitant iliac aneurysms in a simplified fashion while preserving hypogastric flow as illustrated in Figure 2. As always, we must proceed with cautious optimism as new ideas invite new challenges and potential failure modes. ■

Carlos Donayre, MD, is a vascular surgeon at the Department of Surgery, Division of Vascular Surgery, Harbor-UCLA Medical Center in Torrance, California. He has disclosed that he is a clinical advisor for Nellix, Inc., and receives research funding. Dr. Donayre may be reached at (310) 213-4878; cdonayre@cox.net.

George E. Kopchok, BS, is a biomedical engineer with Los Angeles Biomedical Research Institute, Harbor-UCLA Medical Center in Torrance, California. He has disclosed that he is a paid consultant to and receives grant/research funding from Nellix, Inc. Mr. Kopchok may be reached at (310) 222-3854; gkopchok@labiomed.org.

Rodney White, MD, is Vascular Surgery Division Chief, Vascular Surgery Fellowship Program Director and Vice Chairman of Research, Harbor-UCLA Medical Center, and Professor of Surgery, David Geffen School of Medicine at UCLA in Torrance, California. He has disclosed that he is a paid consultant to and receives grant/research funding from Nellix, Inc. Dr. White may be reached at rawhite@ucla.edu.

1. Leurs LJ, Buth J, Laheij RJ, et al. Long-term results of endovascular abdominal aortic aneurysm treatment with the first generation of commercially available stent grafts. Arch Surg. 2007;142:33-41.
2. Becquemin JP, Kelley L, Zubilewicz T, et al. Outcomes of secondary interventions after abdominal aortic aneurysm endovascular repair. J Vasc Surg. 2004;39:298-305.
3. Brewster DC, Jones JE, Chung TK, et al. Long-term outcomes after endovascular abdominal aortic aneurysm repair – the first decade. Ann Surg. 2006;244:426-438.
4. Carpenter JP, Baum RA, Barker CF, et al. Impact of exclusion criteria on patient selection for endovascular abdominal aortic aneurysm repair. J of Vasc Surg. 2001;34:1050-1054.
5. Cotroneo AR, Iezzi R, Giancristofaro D, et al. Endovascular abdominal aortic aneurysm repair: how many patients are eligible for endovascular repair? Radiol Med. 2006;111:597-606.
6. Holzenbein TJ, Kretschmer G, Thurnher S, et al. Midterm durability of abdominal aortic aneurysm endograft repair: a word of caution. J Vasc Surg. 2001;33:S46-54.
7. Lifeline Registry of EVAR Publications Committee. Lifeline registry of endovascular aneurysm repair: long-term primary outcome measures. J Vasc Surg. 2005;42:1-10.
8. O'Neil S, Greenberg RK, Haddad F, et al. Prospective analysis of fenestrated endovascular grafting: intermediate-term outcomes. Eur J Vasc Endovasc Surg. 2006;44:115-123.
9. Muhs BE, Verhoeven EL, Zeebregts CJ, et al. Mid-term results of endovascular aneurysm repair with branch and fenestrated endografts. J Vasc Surg. 2006;44:9-15.
10. Rafii BY, Abilez OJ, Benharash P, et al. Lateral movement of endografts within the aneurysm sac is an indicator of stent-graft instability. J Endovasc Ther. 2008;15:335-343.

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The Frontier of New EVAR Device Technology

Andrew Holden, MBChB, FRANZCR, provides his unique perspective on EVAR and a look at his latest trial experiences with new technology.

Endovascular Today: How is your perspective as a New Zealand practitioner particularly unique regarding the current treatment of aneurysms?

Dr. Holden: Australian and New Zealand interventionists were early innovators of endovascular aneurysm repair (EVAR) technology. I was fortunate to be involved in my first EVAR case in 1994, and during the following 15 years, there has been tremendous development in endovascular technology. Based on our experience of very low periprocedural morbidity and mortality associated with EVAR procedures, we evaluate all infrarenal abdominal aortic aneurysms (AAAs) for possible endoluminal repair. We also have extensive and positive experience with advanced techniques to treat thoracoabdominal aneurysms, such as fenestrated and branch grafts and debranching procedures.

Endovascular Today: How would you describe the regulatory and reimbursement environments for EVAR in New Zealand?

Dr. Holden: The regulatory environment in New Zealand facilitates early access to new technologies. Although national and regional ethics committees rigorously evaluate research proposals for patient safety and informed consent, generally, there is a supportive environment working toward thorough scientific evaluation and introduction of promising new technologies. This regulatory approach, combined with high-quality, state-funded tertiary hospitals attached to internationally recognized universities, provides an ideal environment for the evaluation of new technologies such as advanced EVAR systems.

Endovascular Today: What are the strengths and weaknesses of the current EVAR systems?

Dr. Holden: Current EVAR devices can achieve immediate exclusion in up to 60% of infrarenal AAAs. However, the vast majority of modern devices require proximal and distal attachment site sealing to successfully exclude the aneurysm. Challenging proximal neck anatomy (ie, short, angulated, conical, or diseased neck) is the most common contraindication to treatment with routine EVAR devices; however, challenging distal attachment site anatomy (ie, iliac artery dilatation or tortuosity) may also exclude an EVAR approach.

The durability of current EVAR devices is also a concern, with most published trials reporting significant reintervention rates for complications such as endoleak and limb kinking. The cost of reintervention and rigorous postprocedural surveillance means that EVAR with current technology is less cost effective than open surgical repair.

Endovascular Today: As one of the early trialists using the Nellix fillable EVAR technology (Nellix Endovascular, Palo Alto, CA), what can you tell us about the trial’s design and goals?

Dr. Holden: At Auckland Hospital, we have been participating in a multicenter, prospective, single-arm, nonrandomized trial evaluating the Nellix EVAR technology. A comparative control arm is derived from patient data drawn from the AAA open-surgical control arms of four

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commercially approved EVAR devices. This data was obtained from the Society for Vascular Surgery.

Patients in the trial are screened to meet a predetermined set of inclusion and exclusion criteria. The primary goals of the study are to determine the technical success of the device, the ability to deliver and place the device in the desired target area, freedom from the need for additional intervention, and freedom from enlargement of the aneurysm sac.

Endovascular Today: With the goal of the Nellix system to anchor the graft by filling the aneurysm with a polymer, have you seen an improvement in fixation?

Dr. Holden: Although long-term data is limited (five patients at 1 year and 16 patients at 6 months), the preliminary observations of the Nellix system have shown no device migration. Because the majority of the blood volume within the aneurysm sac is occupied by polymer-filled endobags with his technology, fixation should not conceptually be a problem, and our early observations are consistent with this.

Endovascular Today: Have you seen any evidence that suggests that Nellix could offer EVAR treatment to patients with difficult anatomy (ie, small or angled necks, limited landing zones)?

Dr. Holden: Early fixation results have been encouraging. The major appeal of the Nellix system is its potential to seal infrarenal AAAs with challenging neck and iliac anatomies. This is because sealing with this device is not achieved by graft-wall apposition (as with current EVAR device technologies), but via the polymer-filled endobags. Our experience is limited, but short and angulated infrarenal necks, as well as dilated iliac arteries, have been successfully treated with the endobags conforming to underlying anatomy, including neck geometry. To date, 100% aneurysm exclusion has been achieved with no endoleaks.

Endovascular Today: Although filling the aneurysm could theoretically improve stability and promote fixation, foreign matter is left permanently in the vessel. Do you have any concerns about how this may affect long-term outcomes?

Dr. Holden: The Nellix EVAR technology involves a cured, biocompatible polymer inside enclosed endobags. The outcomes, based on successful preclinical studies (including long-term animal studies), have demonstrated excellent polymer-filled endobag durability. The clinical results to date have supported these findings.

Endovascular Today: One of the clinical endpoints monitored after an EVAR procedure has been regression or remodeling of the aneurysmal sac. If, by its natural course, the aneurysmal sac did shrink or change shape after use of the Nellix system, is there any indication of how the polymer will react within the vessel, or the vessel’s reaction to the prevention of movement?

Dr. Holden: It is too early to adequately answer this question. However, it should be pointed out that the degree of aneurysm shrinkage occurring with the Nellix system is less than that with standard EVAR devices, because much of the original blood volume within the aneurysm sac is occupied by endobags. Absence of sac enlargement is likely to be the most important end-point after EVAR with the Nellix system, rather than aneurysm shrinkage. That being said, our early experience has indicated that there is resorption of mural thrombus after EVAR with the Nellix system, and the degree of overall aneurysm shrinkage is likely to depend on the volume of mural thrombus within the pretreatment aneurysm sac. It may be that the endobags surrounding the endoframes prevent major morphological changes after sac shrinkage, but this is just a postulate at this stage.

Endovascular Today: What are some of the other technologies you have been studying, or trials in which you have recently participated?

Dr. Holden: We have been involved in a number of EVAR-related studies, including strategies to prevent rather than treat type II endoleaks, the development of magnetic resonance-visible EVAR devices, and the evaluation of branch graft technologies. Other recent peripheral arterial studies have included first-in-man studies evaluating lower limb arterial stents, closure devices, and hemodialysis access devices. We have also been major contributors to the ICSS (carotid stent versus endarterectomy) and CORAL (renal stent versus medical therapy) trials.

Andrew Holden, MBChB, FRANZCR, is Director and Associate Professor of Interventional Radiology at Auckland Hospital and Auckland University School of Medicine in Auckland, New Zealand. He has disclosed that he holds no financial interest in any product or manufacturer mentioned herein. Dr. Holden may be reached at +64 21575227; andrewh@adhb.govt.nz.

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The Nellix Procedure Animation is a 39 second animation with no audio that briefly demonstrates the process of advancing the Nellix system into the aorta over two guidewires, expanding the endoframes via balloon dilation, then filling the endobags to completely fill the space within the aneurysm sac. This is a brief demonstration of the product and procedure only, and does not illustrate every step in the proposed instructions for use.